EXHIBIT 10(h)
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                     EXCLUSIVE DISTRIBUTOR AGREEMENT
                     -------------------------------

         This Agreement is made on September 20, 1996, between United-Guardian, Inc., a corporation organized under the laws of Delaware with offices at 230 Marcus Blvd., Hauppauge, New York, 11789 ("UGI") and ISP Technologies Inc., a corporation organized under the laws of Delaware with offices at State Highway 146 & Industrial Road, Texas City, Texas 77590 ("ISP").

         WHEREAS,  UGI is a manufacturer of specialty  chemical products;
and

         WHEREAS, ISP and its affiliated companies have substantial experience and expertise in marketing specialty chemical products to various markets; and

         WHEREAS, UGI desires ISP to act as its exclusive distributor in certain markets and territories of certain of its specialty chemical products in accordance with the terms and conditions of this Agreement;

         NOW THEREFORE, UGI and ISP hereby agree as follows:

I.       APPOINTMENT; PRODUCTS

         1.1 UGI hereby appoints and authorizes ISP as its exclusive distributor of the specialty chemical products listed on Schedule A, which is attached hereto and incorporated herein (the "PRODUCT(S)") to sell such PRODUCTS in the personal care and industrial markets (the "MARKETS") in the territories set forth in Schedule B, which is attached hereto and incorporated herein (the "TERRITORY"). UGI also hereby appoints and authorizes ISP as its non-exclusive distributor of the PRODUCTS to sell such PRODUCTS to the medical market in the TERRITORY. During the entire term of this Agreement, UGI shall not appoint any additional distributor for the PRODUCTS for the medical market in the TERRITORY. UGI's present distributors of the PRODUCTS for the medical market in the TERRITORY are listed on Schedule C, which is attached hereto and incorporated herein.

         1.2  ISP  accepts  the   appointment   and  agrees  to  use  its
commercially reasonable best efforts to maintain, promote, develop and increase sales of the PRODUCTS.

         1.3 It is understood that the authority granted to ISP hereunder is the authority to market the PRODUCTS and does not constitute ISP as the agent or legal representative of UGI for any purpose whatsoever, and ISP is not authorized to assume or create any obligation or responsibility, express or implied, on behalf of or in the name of UGI, or to bind UGI in any manner whatsoever, except as provided pursuant to the terms and conditions of this Agreement or as may be authorized by UGI from time to time.

         1.4 UGI shall have the right to continue to sell PRODUCTS to UGI'S pre-existing customers listed on Schedule D, which is attached hereto and incorporated herein. UGI shall also have the right, as shall ISP (except as provided in Section 2.3 below), to market and sell Lubrajel and Hydrajel-based products for use as vaginal moisturizers, sexual lubricants or for other internal applications, such as mouth or nose moisturizers. ISP shall not receive any compensation for sales by UGI of Lubrajel or Hydrajel based products for the aforementioned uses or for sales by UGI to the distributors listed on Schedule C or customers listed on Schedule D.

II.      EXCLUSIVITY

         2.1 From the execution date of this Agreement set forth in the preamble hereof and during the entire term of this Agreement, UGI shall not appoint any other distributor of the PRODUCTS for the MARKETS and TERRITORY other than ISP. UGI represents that Amerchol was UGI's sole distributor of the PRODUCTS for the MARKETS and TERRITORY, that UGI terminated its distributor arrangements with Amerchol effective September 1, 1996, and that UGI has no existing distributor arrangements of any nature whatsoever with any third party regarding direct or indirect sale and/or marketing of the PRODUCTS for the MARKETS and TERRITORY.

         2.2 Except as specified in Section 2.3 below, UGI shall not, directly or indirectly, sell or market the PRODUCTS in the MARKETS and TERRITORY, other than to ISP or as otherwise mutually agreed upon.

         2.3 UGI shall retain the exclusive right to market and sell "FINISHED FORMULATIONS," as hereinafter defined. ISP shall not receive any compensation for sales of FINISHED FORMULATIONS, including FINISHED FORMULATIONS for use in medical applications, and ISP may sell FINISHED FORMULATIONS only upon the prior written consent of UGI which consent shall not unreasonably be withheld or delayed. For purposes of this Agreement, "FINISHED FORMULATION(S)" shall mean all PRODUCTS which are formulated with other ingredients and/or a formulation of two or more products manufactured by UGI which is intended to be used, as is, without further processing as an end-use product. The current FINISHED
FORMULATIONS are listed in Schedule E, which is attached hereto and incorporated herein.

         2.4 UGI may develop and/or solicit customers for the PRODUCTS in the MARKET and TERRITORY, either directly or through third parties; provided, however, UGI shall refer, and shall cause all such third parties to refer, any such customers to ISP.

III.     PERIOD OF AGREEMENT; PERFORMANCE CRITERIA

         3.1 Unless earlier terminated as provided herein, the term of this Agreement shall commence October 1, 1996, and shall continue through and including December 31, 2001 (the "INITIAL TERM"); provided, however
(i) in the event ISP purchases at least eighty-seven percent (87%) of the sum of the PURCHASE TARGETS for the INITIAL TERM (such PURCHASE TARGETS are set forth in Schedule F, which is attached hereto and incorporated herein), then ISP shall have the exclusive right to renew this Agreement for an additional term of three (3) years or (ii) in the event ISP purchases at least one hundred and thirty percent (130%) of the sum of the PURCHASE TARGETS for the INITIAL TERM, then ISP shall have the exclusive right to renew this Agreement for an additional term of five
(5) years (in either case, the "FIRST RENEWAL TERM" and in either case, provided ISP has not received notice under Section 3.3 below that this Agreement has been terminated). After the FIRST RENEWAL TERM, this Agreement shall be renewable for successive five (5) year terms upon the mutual agreement of both parties.

         3.2. Also included in Schedule F are ISP's PURCHASE TARGETS for each calendar year of the FIRST RENEWAL TERM.

         3.3 In the event ISP fails to meet the PURCHASE TARGET for any calendar year, the amount of the shortfall shall be added to the PURCHASE TARGET for the next calendar year. In the event ISP fails to attain fifty percent (50%) of the PURCHASE TARGET for said next calendar year by the end of the first six (6) month period of said next calendar year (including fifty percent (50%) of the amount of any shortfall added from the prior calendar year), then UGI shall have the right to terminate this Agreement upon sixty (60) days written notice given within ninety (90) days after the end of said six (6) month period.

IV.      PRICES; PAYMENT; DELIVERY; AND TITLE

         4.1 Initial prices for the PRODUCTS are set forth on Schedule G, which is attached hereto and incorporated herein, and are FOB Hauppauge, New York. Prices shall not increase prior to July 1, 1997, after which, the prices for each PRODUCT shall be subject to increase on thirty (30) days prior written notice to ISP; provided, however, any such increase in prices shall not exceed five percent (5%) each calendar year and; provided further, the aggregate of such increases shall not exceed eighteen percent (18%) during any consecutive five (5) year period. Any such price increase may be instituted only once each calendar year. Increased prices shall apply with respect to PRODUCT shipped after the effective date of any such increase. Should UGI suffer hardship caused by escalating costs by reason of conditions beyond its control, including but not limited to environmental or regulatory requirements, or substantial unforeseen increases in the cost of raw material prices purchased from a third party and used by UGI to manufacture a PRODUCT (and expressly excluding labor and overhead), then UGI may so notify ISP in writing (such notice to be accompanied by documentation substantiating such escalating costs), and the parties shall discuss the practicality of increasing the price for such PRODUCT hereunder above the amount of any increase otherwise permissible hereunder.

         Should ISP and UGI not agree upon a mutually acceptable price increase within a reasonable period of time after the date of UGI's aforementioned notice, UGI may have an independent accounting firm, mutually acceptable to both UGI and ISP (the "Auditors"), at UGI's sole cost and expense, conduct an audit of such escalating costs. In the event the Auditors verify in a certified written statement to ISP and UGI that such costs have actually increased in a calendar year by an amount in excess of the percentage price increase permitted for any such affected PRODUCT for such calendar year, such actual percentage increase in costs to be set forth in said certified statement, then UGI may increase the prices for each affected PRODUCT by the actual percentage increase in costs so certified by the Auditors, such increase to be effective thirty
(30) days following the date of said certified statement; provided, however, the aggregate of all increases hereunder shall nonetheless not exceed the aforementioned maximum eighteen percent (18%) during any consecutive five (5) year period unless UGI, through the Auditors, justifies any additional increase in accordance with the foregoing procedure. No more frequently than once each calendar year, ISP may request an audit of UGI's aforementioned costs after any price increase which exceeds the annual five percent (5%) cap and/or the eighteen percent (18%) five (5) year cap has been instituted pursuant to the foregoing procedure and UGI shall have the Auditors conduct such an audit at UGI's sole cost and expense. In the event the Auditors verify in a certified written statement to ISP and UGI that such costs have actually decreased, then the prices for each affected PRODUCT shall forthwith be reduced accordingly.

         4.2 If at any time during the term of this Agreement, UGI sells any PRODUCT to another purchaser, including but not limited to another distributor, at a price (excluding taxes and freight charges) which is lower than the price to ISP hereunder and/or on better terms and conditions than those set forth herein, then UGI shall offer such price and/or better terms and conditions for such PRODUCT to ISP for the period of time such price and/or better terms and conditions are offered to such other purchaser.

         Once in any twelve (12) consecutive calendar month period, ISP shall have the right, exercisable by written notice to UGI, to obtain verification of the prices charged to third party purchasers for the PRODUCTS. Verification shall be performed by an independent outside auditor selected by ISP. UGI shall afford such auditor access to customer invoices and such other records necessary to verify PRODUCT prices. Upon completion of the review, the auditor shall issue to both parties a written report of the findings, which shall be final and binding upon the parties and which shall include the amount of any price adjustment and/or the better terms and conditions offered to third parties. If the auditor requires a credit to ISP's account of at least $1000, the cost of the audit shall be borne by UGI otherwise, the cost shall be borne by ISP. Any credit to ISP's account shall be made within ten (10) days of UGI's receipt of the auditor's written report.

     4.3 UGI shall invoice ISP for all shipments, and payment is due thirty (30) days from the date of the invoice.

         4.4 Title, risk of loss of, and liability for the PRODUCTS shall remain with UGI until delivery of the PRODUCTS to a common carrier reasonably acceptable to ISP at UGI's facilities in Hauppauge, New York. UGI warrants that, at the time of delivery, the PRODUCTS shall be free and clear of all liens and encumbrances.

         4.5 Duplicate shipments or overages may be returned by ISP to UGI freight collect if such duplicate shipment or overage is the fault of UGI.

         4.6 At such time as the quantity of ISP's purchases of PRODUCTS, in the aggregate, under this Agreement exceeds the applicable PURCHASE TARGET for a calendar year by the percentages indicated below, the prices for each pound of PRODUCT purchased by ISP under this Agreement in excess of such quantity shall be reduced by the percentage discount indicated below from the prices then in effect for each such PRODUCT and such discount in price shall apply to PRODUCTS so purchased for the remainder of said calendar year and the following calendar year (the "Next Year"). In the event ISP's purchases of PRODUCTS, in the aggregate, in the Next Year do not reach the discount level last in effect in the previous calendar year, then at the end of said Next Year UGI shall invoice ISP for the difference in price between what ISP paid for PRODUCTS during said Next Year and the price that ISP would have paid for such PRODUCTS had said discount not been applied during said Next Year.

     Payment of any undisputed invoice shall be due thirty (30) days from the date of ISP's receipt of said invoice.

Percentage by which ISP Exceeds
Applicable Minimum PURCHASE TARGET            Percentage Discount

     10%                                              5%
     15%                                              6%
     20%                                              7%
     25%                                              8%
     30%                                              9%
     35%                                             10%


         4.7 Prices for any PRODUCT may be reviewed and may be amended if the parties agree that marketing conditions are such that ISP is not able to compete effectively. If ISP believes it must reduce pricing on a specific order to meet a competitor's prices and/or to respond to unusual market conditions, ISP may request price reductions from UGI on a case-by-case basis and/or request UGI to reduce prices in general to respond to such unusual market conditions and UGI shall negotiate any such requested price reduction with ISP in good faith.


V.       SPECIFICATIONS

         5.1 UGI warrants the PRODUCTS shall meet the specifications set forth in Schedule H which is attached hereto and incorporated herein. UGI may propose revisions to Schedule H to narrow the ranges provided therein upon written notice to ISP. If ISP does not object, in writing, within thirty (30) days of receipt of such notice, the revisions shall become effective. ISP shall retain the right to reject any proposed revisions to Schedule H in its reasonable business judgment. ISP shall have the right at all times to reject PRODUCTS not meeting the specifications set forth in Schedule H, which PRODUCTS will then be returned and replaced, and replacement products shipped as requested by ISP at UGI's sole cost and expense, and UGI shall reimburse ISP for any and all costs and expenses incurred by ISP as a result of such rejection. ISP does not waive any rights, including but not limited to the foregoing, by unloading, selling and/or using PRODUCT that does not meet such specifications unless it knew at the time of such unloading, selling, or use that the PRODUCT did not meet the specifications. UGI shall bear all risks of any nature whatsoever with respect to such PRODUCTS which have been so rejected by ISP and shall indemnify ISP as set forth in Section 9.1 with respect to such PRODUCTS.

         5.2 UGI shall provide ISP with certificates of analysis for each individual lot and Material Safety Data Sheets and any updates thereto, such certificates to be in the form set forth on Schedule I, which is attached hereto and incorporated herein.

VI.      SUPPORT AND SALES

         6.1 All orders of PRODUCTS shall be made by ISP's standard purchase order. Neither such standard purchase order nor any document used by UGI shall amend or modify any provisions of this Agreement.

         6.2 ISP shall market and sell the PRODUCTS under UGI's tradenames or trademarks. UGI hereby grants to ISP an exclusive license to use the UGI tradenames or trademarks associated with the PRODUCTS in the TERRITORY as long as UGI itself has the right to use such mark in a particular country in the TERRITORY. Except as set forth in Schedule J, which is attached hereto and incorporated herein, UGI represents and warrants that, to the best knowledge of its officers and directors, no third parties have registered UGI's tradenames or trademarks. Upon termination of this Agreement and after sale or disposal of all PRODUCT in ISP's inventory, ISP shall cease using UGI's tradenames and trademarks. In any part of the TERRITORY in which UGI has not registered its trademarks, ISP shall have the right, but not the obligation, to do so at its own expense under UGI's name, and shall be entitled to an exclusive royalty-free license to use the same as long as this Agreement remains in effect and thereafter as provided in the preceding sentence. UGI shall cooperate fully with ISP in the event ISP decides to pursue any such registration, and will furnish to ISP any documentation it may reasonably request to accomplish such registration. In such cases in which ISP does so register UGI's trademark, it shall be ISP's sole right, but not its obligation, at its expense to initiate or defend any trademark infringement actions connected with the use of said mark in those areas on behalf of, and in the name, of UGI as owner of said mark.

         UGI shall provide ISP with such information and technical assistance as is reasonably necessary for ISP to service all customers for the PRODUCTS. The extent of such information and technical assistance shall be determined solely by UGI in the exercise of its reasonable business judgment.

         6.3 UGI shall designate a UGI employee to be the PRODUCT representative for ISP. Such employee shall assist ISP in resolving technical PRODUCT and specification matters and shall provide such other assistance as may be reasonably requested by ISP for ISP to successfully market the PRODUCTS and provide a high standard of service in the promotion and sale of the PRODUCTS. ISP shall designate an ISP employee to be its technical contact to interface with UGI's PRODUCT representative regarding technical PRODUCT and specification matters.

         6.4 Notwithstanding expiration or earlier termination of this Agreement for any reason whatsoever, ISP shall have the right to continue to sell or otherwise dispose of any and all PRODUCTS in ISP's inventory at such prices as ISP may elect unless UGI agrees to buy back such inventory at the price paid to UGI by ISP for such PRODUCTS, including ISP's shipping expenses and related costs. Shipping expenses back to UGI will also be the responsibility of UGI.

         6.5 UGI shall have the right to terminate this Agreement upon thirty (30) days prior written notice, if during the term of this Agreement ISP purchases or manufactures, or causes a third party to purchase or manufacture on its behalf, for sale in the MARKETS and TERRITORY, any products which have substantially the same specifications as the PRODUCTS (as set forth in Schedule H) and which are intended to be used as direct substitutes for the PRODUCTS.

         6.6 Within sixty (60) days after the end of the first six (6) months of each calendar year and within sixty (60) days after the end of each calendar year, ISP shall submit to UGI a report on its marketing efforts for the PRODUCTS during that six (6) month period of that calendar year, and, with respect to the second report, its plans for the following calendar year. Any data regarding the PRODUCTS that is generated by ISP in connection with its efforts to market the PRODUCTS or to obtain regulatory approval, as provided in Section 10.2 hereof, shall be provided to UGI as obtained by ISP. Such reports shall include information on sales, customer needs and requests, and problems encountered and shall be deemed CONFIDENTIAL INFORMATION, as defined in
Section 14.1 hereof, whether or not so marked.

         6.7 UGI represents and warrants that its sales of PRODUCTS in the TERRITORY (excluding sales to the medical market and sales to UGI's pre-existing customers listed on Schedule D) for the twelve (12) calendar months September 1, 1995 through August 31, 1996 were as set forth on Schedule K, which is attached hereto and incorporated herein.

         6.8 After termination of this Agreement for any reason, ISP shall provide to UGI a list of all ISP customers that have purchased PRODUCTS within the twelve (12) month period prior to the effective date of such termination. Such list shall include the customer name, PRODUCTS purchased by that customer, and the quantities of PRODUCTS purchased during said twelve (12) month period. With respect to customers located in the United States, such list shall be provided to UGI within fifteen
(15) days of the effective date of such termination, and within such period of time as is reasonably possible after the effective date of such termination with respect to customers located in the remainder of the TERRITORY.

VII.     PACKAGING AND SHIPPING

         7.1 UGI shall package the PRODUCTS in accordance with the specifications described on Schedule L, which is attached hereto and incorporated herein and in accordance with all pertinent provisions of any applicable federal, state, municipal, provincial or other local law or regulation of which it is aware or is made aware; provided, however, ISP may repackage PRODUCT, in which event ISP will use only repackaging containers and other packing materials and labels that comply with all pertinent provisions of any applicable federal, state, provincial, municipal or other local law or regulation.

VIII.   SAMPLES AND RETAINED BATCHES

         8.1 UGI, at no cost to ISP, shall provide ISP with reasonable quantities of samples for those PRODUCTS that ISP does not stock, to be shipped  to  ISP in  accordance  with  ISP's  instructions  and at  ISP's expense. For PRODUCTS that ISP does stock, it will be ISP's responsibility to use its own stock to provide samples.

         8.2 UGI shall retain a reasonable amount of PRODUCT as a sample to allow for testing of each finished batch lot. Such sample shall be labelled with the PRODUCT name, code, batch/lot number, and date of sample and shall be retained by UGI for a period of three (3) years from the date of manufacture of such batch lot. At any time, ISP shall have the right to request UGI to deliver, and UGI shall thereupon forthwith deliver, a portion of such sample to ISP or its designee.

IX.      INDEMNIFICATION

         9.1 Neither party hereto shall be liable for any indirect, incidental, or consequential damages or lost profits caused by or arising out of its performance or failure to perform hereunder. However, UGI will defend, indemnify and hold ISP, its affiliates, assigns, and their respective agents, representatives, officers, directors and employees harmless from and against all claims, demands, settlements, judgments, losses, liabilities and any and all related costs and expenses (including reasonable and necessary attorneys' fees) arising out of or related, in any manner whatsoever, to (i) the PRODUCTS (including but not limited to the manufacture, transportation, sale, use and/or disposal of the PRODUCTS) except to the extent solely and directly caused by ISP's negligence or willful misconduct in handling, storing, repackaging, or transporting the PRODUCTS, (ii) any breach of any representation, warranty or agreement made by UGI herein; (iii) any failure to comply with applicable laws and regulations; and/or (iv) any act or omission of UGI in any way related to this Agreement.

         ISP will defend, indemnify and hold UGI and its affiliates, assigns and their respective agents, representatives, officers, directors and employees harmless from and against all claims, demands, settlements, judgments, losses, liabilities and any and all related costs and expenses (including reasonable and necessary attorneys' fees) arising out of or related to (i) ISP's handling, storing, repackaging, transportation, marketing, advertising, sale, use, disposal, or label content of the PRODUCTS (except if such sale, handling, storing, repackaging, transportation, marketing, advertising, use, disposal or label content is based on erroneous information provided by UGI) or (ii) ISP's failure to comply in all material respects with applicable laws and regulations, and with respect to both (i) and (ii), only to the extent the same are solely and directly caused by ISP.

         9.2 Notwithstanding any other provision set forth herein, the indemnity provisions set forth in Section 9.1 and elsewhere in this Agreement shall survive termination or expiration of this Agreement.

X.       REGULATORY, HEALTH AND SAFETY MATTER

         10.1 UGI, at its sole cost and expense, shall perform such health and safety tests related to the PRODUCTS and take any other action which may be required by any governmental authority having jurisdiction of the same, which are or may become necessary to ensure the continued manufacture of the PRODUCTS. UGI represents and warrants that, to the best knowledge of its officers and directors, it is not aware of any regulations prohibiting the sale of the PRODUCTS in the MARKETS or to the medical market and TERRITORY. UGI does not warrant that it will be able to comply with the health and safety regulations in all parts of the TERRITORY, but shall use commercially reasonable efforts to comply when so requested by ISP. UGI shall share with ISP the results of any such health and safety tests and all other health, safety and/or regulatory information now or hereafter in its possession relating to the PRODUCTS and their uses.

         10.2 ISP may, in its sole discretion and at its own expense, choose to obtain governmental approvals that may be required to market the PRODUCTS in the TERRITORY. UGI will, at ISP's request and expense, execute and deliver whatever documents are necessary in order to enable ISP to obtain such approvals; however, all such documents or information which UGI deems confidential will, at UGI's option, be provided directly to the regulatory agencies involved, with appropriate procedures satisfactory to UGI (in its reasonable business judgment) being followed to maintain the confidentiality of the information.

         10.3 In the event UGI cannot, or chooses not to, and ISP chooses not to comply with any government regulations affecting the sale of PRODUCTS in the TERRITORY, the parties shall in good faith, renegotiate the PURCHASE TARGETS set forth in Schedule F hereto to account for diminished sales potential.

XI.      INSURANCE

         11.1 UGI shall maintain, at its sole cost and expense, the following kinds of insurance with minimum limits as set forth below and naming ISP as additional insured (and such insurance shall be primary without regard to any other insurance ISP shall maintain or otherwise have in force):

         Kinds of Insurance                          Limits of Liability

         Comprehensive General                       Minimum $1,000,000
         Liability (including products               per occurrence
         liability) and a broad form
         vendors endorsement naming ISP

         Excess (umbrella)                           $4,000,000
         liability (including products
         liability) and a broad form
         vendors endorsement naming ISP

         The insurance coverages set forth in this Article XI shall be provided by insurers reasonably acceptable to ISP. UGI shall provide ISP with a certificate of insurance evidencing that all such insurance coverages are in effect prior to commencement of the INITIAL TERM, and that none of such policies of insurance shall be terminated, canceled or modified by the insurers unless ISP is provided with at least thirty (30) days prior written notice of the same.

         11.2 Notwithstanding any other provision set forth herein, the insurance provisions set forth in Section 11.1 shall survive expiration or earlier termination of this Agreement.

XII.     DEFAULT

         12.1 In the event that either party hereto shall default in any material respect in the performance of any obligation specified herein, the non-defaulting party shall have the right in addition to any other rights or remedies it may have hereunder or at law or in equity, to so notify the other party thereof in writing specifying the nature of such default and, if such default is not remedied within thirty (30) days from the date of such notice, then the non-defaulting party shall have the right, in addition to any other rights or remedies it may have hereunder or at law or in equity, to terminate this Agreement immediately.

         12.2 In the event either party shall initiate any bankruptcy, insolvency, receivership or similar proceedings, or such proceedings are initiated against either party, and such party fails to have such proceedings dismissed within forty-five (45) days after such proceedings are initiated, the other party may terminate this Agreement immediately.

         12.3 In the event either party transfers all or substantially all the business to which this Agreement relates to a competitor of the other party, such other party shall have the right to terminate this Agreement upon thirty (30) days prior written notice.

XIII. ASSIGNMENT

         13.1 Neither party shall assign this Agreement, in whole or in part, whether by operation of law or otherwise, without the other party's prior written consent, which consent shall not be unreasonably withheld or delayed, except that either party may assign this Agreement without such consent to an affiliate or to any subsequent purchaser of all or substantially all of the business to which this Agreement relates.

XIV.     CONFIDENTIAL INFORMATION; PATENTS

         14.1 Each party hereto shall keep confidential and shall not disclose in any manner to any third party nor use for any purposes other than those contemplated by this Agreement, during the term hereof and for a period of ten (10) years from the expiration or earlier termination of this Agreement, any proprietary technical or business information marked as "CONFIDENTIAL" and acquired from the other party hereto in connection with or in the course of performance of this Agreement ("CONFIDENTIAL INFORMATION").

         14.2 CONFIDENTIAL INFORMATION shall not include any information which: (a) was in the possession of the receiving party prior to the disclosing party's disclosure to the receiving party and which was not previously obtained either directly or indirectly from the disclosing party; (b) was at the time of the disclosing party's disclosure to the receiving party or thereafter becomes, through no fault of the receiving party, part of the public domain by publication or otherwise; or (c) was furnished to the receiving party by any third party not subject to restrictions on disclosure.

         14.3 Notwithstanding Section 14.1, any invention, discovery or improvements which either party hereto or its employees, agents or advisors solely develops or makes as a result of information received under this Agreement or the performance of its obligations hereunder, shall become the property of such party as long as such invention, discovery, or improvement is not the result of use of the proprietary CONFIDENTIAL INFORMATION of the other party. Both parties agree to perform, and agree to use best efforts to have their employees, agents and advisors perform, all lawful acts requested by the party owning such property, at such owning party's expense to:

     (a) perfect title therein in such owning party or its nominee and;

     (b) enable such owning party or its nominee to obtain and maintain patent or other legal protection therefor anywhere in the world.

         14.4 ISP and UGI shall have joint ownership of any invention, discovery or improvements made as a result of the parties' joint efforts, or the joint efforts of their employees, agents or advisors. ISP and UGI shall file joint applications for all patents arising from such efforts in all countries the parties deem necessary. The costs of obtaining such patents shall be borne equally by the parties, however, if one party seeks to file a patent in a jurisdiction where the other party does not wish to file, that party may make such a filing and all such costs shall be borne by the filing party.

         14.5 The terms and conditions of this Agreement shall be treated as CONFIDENTIAL INFORMATION hereunder, except to the extent required by government regulations. ISP acknowledges that UGI may be required to file this Agreement with the Securities and Exchange Commission ("SEC"), disclose the subject matter hereof in a letter to its shareholders, and/or issue a press release regarding the subject matter hereof. If this Agreement is filed with the SEC, UGI shall use its best efforts to obtain confidential treatment of all market information. ISP and UGI shall mutually agree to any press release to be issued with respect to the subject matter hereof.

         14.6 Notwithstanding any other provision set forth herein, the provisions of this Article XIV shall survive expiration or earlier termination of this Agreement.

XV.      INTELLECTUAL PROPERTY RIGHTS

         15.1 Except as disclosed in Schedule J, UGI represents and warrants, to the best knowledge and belief of its officers and directors, that UGI owns all right, title and interest in and to the manufacturing process and the patents, trademarks, copyrights and other intellectual property rights relating to the PRODUCTS.

         15.2 Except as disclosed in Schedule J, UGI represents and warrants, to the best knowledge and belief of its officers and directors, that the manufacture and sale of the PRODUCTS by UGI to ISP and the distribution, promotion and sale of the PRODUCTS by ISP, does not and will not infringe any United States or foreign patent, trademark, copyright or other intellectual property rights of any third party.

         15.3 UGI shall defend, indemnify and hold ISP, its affiliates, and their respective agents, representatives, officers, directors, employees and customers harmless from and against all claims, demands, settlements, judgments, losses, liabilities, penalties, fines and any and all related costs and expenses (including reasonable attorney's fees) arising out of any allegation that any PRODUCT sold by UGI to ISP under this Agreement infringes any United States or foreign patent, trademark, copyright or other intellectual property rights of any third party, up to an amount equal to the total REVENUES earned by ISP with respect to the infringing PRODUCT(S) in the country where such infringement allegedly occurred. For purposes of this Section 15.3 "REVENUES" shall exclude (a) discounts, rebates, returns and allowances, if actually allowed or granted to customers; and (b) sales, excise, and other taxes, transportation and insurance charges; if such items are actually included in the gross sales price to customers. ISP shall notify UGI of the commencement of any such suit or action promptly after receiving written notice of the same and provide UGI with reasonable and necessary cooperation, at UGI's sole cost and expense, in defense or resolution of any such suit or action.

XVI.     NOTICES

         16.1 All notices and consents required to be given hereunder shall be in writing and given: by hand; by first class mail (return receipt requested); by facsimile confirmed by first class mail (return receipt requested); or, by recognized overnight courier service, addressed to the intended recipient as follows:

         If to ISP                         ISP Technologies Inc.
                                           c/o ISP Management Co., Inc.
                                           1361 Alps Road
                                           Wayne, New Jersey 07470
                                           Attn: General Counsel
                                           Telephone: (201) 628-3925
                                           Fax: (201) 628-3196

         If to UGI:                        United-Guardian, Inc.
                                           230 Marcus Blvd.
                                           Hauppauge, New York 11788
                                           Attn: President
                                           Telephone: (516) 273-0900
                                           Fax:(516) 273-0858

or to such other address as either party may from time to time designate in writing to the other.

XVII.  DISPUTE RESOLUTION

         17.1 The parties agree to make a diligent, good faith attempt to resolve all disputes concerning the terms and conditions of this Agreement. If the parties are unable to resolve a dispute within fifteen
(15) days after notice from one party to the other, such dispute shall be submitted to arbitration before one arbitrator under the Large Complex Case Program (the "LCCP") of the American Arbitration Association (the "AAA") at the of offices of AAA in New York City.

         17.2 If the parties cannot agree on an arbitrator from the LCCP list of panelists, either party can request AAA to appoint such an arbitrator, which appointment shall be binding upon the parties. The arbitrator shall render a reasoned written decision together with his or her award.

XVIII.  GOVERNING LAW

         The validity and interpretation of this Agreement and the legal relations of the parties shall be governed by the laws of the United States of America and State of New York without regard to the choice of law provisions. Each party consents to submit to the exclusive jurisdiction of the federal or state courts located in the State of New York for the enforcement of any arbitration award made pursuant to
Article XVII.

XIX.     FORCE MAJEURE

         Neither party shall be liable for delay or failure to perform in whole or in part any provision of this Agreement by reason of contingencies beyond its control, including but not limited to: acts of God; fires; floods; earthquake; lightning; storms; explosions; mechanical breakdowns; military operations; civil commotions; failure of public services; wars; sabotage; accidents; labor disputes or shortages; governmental laws, ordinances, rules, regulations, whether valid or invalid; inability to obtain material, equipment or transportation; and any other similar occurrences. The party so affected shall promptly give written notice to the other party whenever such contingency or other act becomes reasonably foreseeable, and the affected party shall use its best efforts to overcome the effects of the contingency as promptly as possible, and shall promptly give written notice to the other party of the cessation of such contingency. Neither party, however, shall be required to resolve a strike, lockout or other labor problem in a manner which it, in its sole discretion, does not deem proper and advisable. In the event of a force majeure circumstance which prevents UGI from supplying and/or ISP from purchasing PRODUCTS, the PURCHASE TARGETS for each calendar year or portion thereof set forth in Schedule F hereof shall be reduced prorata based upon the length of time the force majeure circumstance is in effect.

XX.      ENTIRE AGREEMENT AND AMENDMENTS; WAIVER; CAPTIONS

         20.1 This Agreement and the Schedules, which are attached hereto and incorporated herein, constitute the entire agreement and understanding between the parties with respect to its subject matter and supersede all prior agreements, written or oral, between the parties concerning such subject matter. This Agreement and the Schedules hereto may not be changed or modified except in writing signed by a duly authorized representative of each party. The parties may use purchase orders, acknowledgments or other documentation but the same are intended for convenience and record purposes only and any provisions which may be contained therein are not intended to (nor shall they serve to) add to or otherwise amend or modify any provisions of this Agreement.

         20.2 No failure of either party to enforce any provisions hereof shall constitute a waiver by that party of its right subsequently to enforce the same or any other provision hereof.

         No waiver of any provision of this Agreement shall be effective unless in writing signed by the party claimed to have waived such provision.

         20.3 The captions used herein are for reference only, and shall not in any way affect the meaning or interpretation of this Agreement.

XXI.     SEVERABILITY

         If any provision of this Agreement shall hereafter be held to be invalid or unenforceable for any reason in a particular jurisdiction, such provision shall be reformed to the maximum extent permitted to preserve the parties' original intent, failing which such provision shall be severed from this Agreement and the remainder of this Agreement shall continue in full force and effect. Such occurrence shall not have the effect of rendering the provision in question invalid in any other jurisdiction or in any other case or circumstance, or of rendering invalid any other provision contained herein, to the extent that such other provision is not actually in conflict with any applicable law.

         IN  WITNESS  WHEREOF,   the  parties  hereto  have  caused  this
Agreement to be duly executed as of the date first above written.

ISP TECHNOLOGIES INC.                       UNITED-GUARDIAN, INC.


By: /s/ Art Dresner                         By: /s/ Kenneth H. Globus
Name: Art Dresner                           Name: Kenneth H. Globus

Title: Vice President                       Title: President

                                Schedule A

                                PRODUCTS*

Lubrajel

         Grades:  LC, MS, CG, NP, DV, TW, Oil, Karajel and Creamjel


Oil of Orchids (water soluble)

Oil of Orchids (oil soluble)

Lubrasil

Aquathik

Thixotrate

B122

Lubraslide

Klensoft

Super Ti Powder

Unitwix

Confetti


Any improvements to, or variations of, the above-listed PRODUCTS will also be deemed PRODUCTS for purposes of this Agreement with the exception of (a) the FINISHED FORMULATIONS listed on Schedule E hereto and (b) any improvements to, or variations of, Lubrajel and Hydrajel-based products for use as vaginal moisturizers, sexual lubricants or for other internal applications, such as mouth or nose moisturizers, which may be marketed and sold by both UGI and ISP as provided in Section 1.4 hereof.

*        Lubrajel  LC,   Creamjel  and  Confetti  will  become   PRODUCTS
         hereunder only upon ISP's receipt of specifications for the same from UGI.

                                Schedule B

                                Territory


         All of North America, Central America and South America.

                                Schedule C


                         UGI DISTRIBUTORS FOR THE
                     MEDICAL MARKET IN THE TERRITORY


         Horizon Medical, Inc. - Santa Ana, CA

                                Schedule D


                        UGI PRE-EXISTING CUSTOMERS


     THE INFORMATION CONTAINED IN THIS SCHEDULE IS CONSIDERED BY THE REGISTRANT TO BE PROPRIETARY AND CONFIDENTIAL, AND HAS, THEREFORE, BEEN OMITTED FROM THIS FILING. THE INFORMATION CONTAINED IN THIS SCHEDULE HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

                                Schedule E


                          FINISHED FORMULATIONS


         Razoride

         Hydrogen Peroxide Gel

         NCL-818

         Protective Skin Lotion

         After Sun Cooling Gel

         Witch Hazel Gel

         Phosphocholate

         Colostrum (liquid and powder)

         Gamma radiation resistant line of Lubrajel and Hydrajel products

         Lubrajel or Hydrajel products in 100% concentrations for use in medical applications or for use as vaginal moisturizers, sexual lubricants or for other internal applications, such as mouth or nose moisturizers

                                Schedule F


         AGGREGATE PRODUCT PURCHASE TARGETS FOR THE INITIAL TERM



     THE INFORMATION CONTAINED IN THIS SCHEDULE IS CONSIDERED BY THE REGISTRANT TO BE PROPRIETARY AND CONFIDENTIAL, AND HAS, THEREFORE, BEEN OMITTED FROM THIS FILING. THE INFORMATION CONTAINED IN THIS SCHEDULE HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

                               Schedule H

                         PRODUCT SPECIFICATIONS

     THIS SCHEDULE HAS NOT BEEN FILED HEREWITH SINCE THE MATERIAL CONTAINED THEREIN IS NOT DEEMED TO BE MATERIAL TO THIS CONTRACT. ALL PRODUCT SPECIFICATIONS ARE AVAILABLE FROM REGISTRANT UPON REQUEST.

                                Schedule I

                     FORM OF CERTIFICATE OF ANALYSIS


     THIS SCHEDULE HAS NOT BEEN FILED HEREWITH SINCE THE MATERIAL CONTAINED THEREIN IS NOT DEEMED TO BE MATERIAL TO THIS CONTRACT. ALL CERTIFICATES OF ANALYSIS ISSUED BY THE REGISTRANT ARE AVAILABLE FROM THE REGISTRANT UPON REQUEST.

                                Schedule G


                   PRICING IN U.S. DOLLARS FOR PRODUCTS


     THE INFORMATION CONTAINED IN THIS SCHEDULE IS CONSIDERED BY THE REGISTRANT TO BE PROPRIETARY AND CONFIDENTIAL, AND HAS, THEREFORE, BEEN OMITTED FROM THIS FILING. THE INFORMATION CONTAINED IN THIS SCHEDULE HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

                                Schedule J

                  UGI PATENTS, TRADENAMES AND TRADEMARKS
                       REGISTERED TO THIRD PARTIES

TRADEMARKS                          COUNTRY             THIRD PARTY


   Lubrajel                         Japan               Showa Denko
   Lubragel                         Japan               Showa Denko


PATENTS                             COUNTRY             THIRD PARTY

   Lubrajel in                      Japan                Kose (1)
     Cosmetic uses


     1. Kose Japanese patent No. 3-72042 (and related patents) covers the use of Lubrajel in cosmetic applications in Japan.

                                Schedule K

                            SALES IN TERRITORY
                  FOR THE TWELVE (12) CALENDAR MONTHS -
                       SEPTEMBER 1995 - AUGUST 1996


     THE INFORMATION CONTAINED IN THIS SCHEDULE IS CONSIDERED BY THE REGISTRANT TO BE PROPRIETARY AND CONFIDENTIAL, AND HAS, THEREFORE, BEEN OMITTED FROM THIS FILING. THE INFORMATION CONTAINED IN THIS SCHEDULE HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

                                Schedule L

                         PACKAGING SPECIFICATIONS


Lubragel

         LC, MS, NP, EL, DV, TW                      45 lbs. net weight
         WA, Oil, Karajel,                           per pail.
         Creamjel                                    500 lbs. net weight
                                                     per drum.

         CG                                          50 lbs. net weight
                                                     per pail.
                                                     540 lbs. net weight
                                                     per drum.

         Oil of Orchids (Water Soluble)              40 lbs per pail
         Oil of Orchids (Oil Soluble)                40 lbs per pail
         Lubrasil                                    45 lbs per pail
         Aquathick                                   100 lbs per drum
         Thixolrate                                  40 lbs per pail
         B122                                        55 lbs per drum
         Klensoft                                    40 lbs per pail
         Lubraslide                                  55 lbs per drum
         Super Ti Powder                             50 lbs per drum
         Unitwix                                     20 lbs per pail
                                                     200 lbs per drum
         Confetti                                    40 lbs per pail
                                                     450 lbs per drum